VARIABLE ANNUITY APPLICATION

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ReliaStar Life Insurance Company of New York
1000 Woodbury Road, Suite 102
P.O. Box 9004, Woodbury, New York 11797
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
1. ANNUITANT          Social Security number     Birth Date (mo., day, yr.)          Sex             Occupation

    Address                   City                                                   State           Zip


2. OWNER                                         Birth Date (mo., day, yr.)          Tax I.D. or Social Security no.

    Address                   City                                                   State           Zip


3. BENEFICIARY                                   Birth Date (mo., day, yr.)          Relationship


4. SUCCESSOR BENEFICIARY                         Birth Date (mo., day, yr.)          Relationship

5. PURCHASE PAYMENT

An initial purchase payment of $____ is attached (must be $5,000 or more for nonqualified and must be $2,000 or more for qualified). Please check this box [ ] if you would like information for making future purchase payments by bank draft.

6. PURCHASE PAYMENT ALLOCATION
____% Fixed Account (SFA)
THE ALGER AMERICAN FUND
____% Growth Portfolio (AGR)
____% Midcap Growth Portfolio (AMG)
____% Small Capitalization Portfolio (ASC)
FIDELITY VARIABLE INSURANCE PRODUCTS FUND
____% VIP Equity Income Portfolio (FEI)
____% VIP Growth Portfolio (FGP)
____% VIP High Income Portfolio (FHI)
____% VIP Money Market Portfolio (FMM)
FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
____% VIP II Contrafund Portfolio (FCF)
____% VIP II Index 500 Portfolio (FIN)
____% VIP II Investment Grade Bond Portfolio (FIG)
JANUS ASPEN SERIES
____% Aggressive Growth Portfolio (JAG)
____% Growth Portfolio (JGP)
____% International Growth Portfolio (JIG)
____% Worldwide Growth Portfolio (JWG)
NEUBERGER&BERMAN ADVISERS MANAGEMENT TRUST
____% Limited Maturity Bond Portfolio (NLM)
____% Partners Portfolio (NPP)
____% Socially Responsive Portfolio (NSR)
NORTHSTAR GALAXY TRUST
____% Growth + Value Portfolio (NGF)

____% High Yield Bond Portfolio (NHY)
____% Emerging Growth Portfolio (NGI)
____% International Value Portfolio (NIV)
OCC ACCUMULATION TRUST
____% Equity Portfolio (OEP)
____% Global equity Portfolio (OGE)
____% Managed Portfolio (OMP)
____% Small Cap Portfolio (OSC)
PUTNAM VARIABLE TRUST
____% Putnam VT Growth & income Fund (PGI)
____% Putnam VT Voyager Income Fund (PVY)
OTHER INVESTMENT COMPANIES/FUNDS
Specify both the investment company and fund names.
----% -------------------------------------------
----% -------------------------------------------
----% -------------------------------------------
----% -------------------------------------------
100% TOTAL

Allocation affects all future payments until changed by you

We reserve the right to limit your participation to a total of seventeen Sub-Accounts over the lifetime of your Contract. Upon participation in the seventeenth Sub-Account, you would be able to allocate premiums to and transfer within the 17 Sub-Accounts already used and which are still available, but you could not participate in any other Sub-Accounts.

7. PLAN TYPE This contract will fund the following type of plan:
[ ] IRA [ ] 403(b) [ ] SEP-IRA [ ] Nonqualified
[ ] 401(a) [ ] 408A [ ] Other ______________________
Attach appropriate adoption agreements.

8. ANNUITY COMMENCEMENT DATE
The first day of __________________(mo.), __________(yr.).

9. REPLACEMENT
Will the annuity applied for replace or change existing annuity or life insurance? (If yes, list company, policy number and amount.)
[ ] Yes [ ] No
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10. ANNUITY FORM SELECTION
[ ] Life annuity
[ ] Life annuity with payments guaranteed for [ [ 10 years or [ ] 20 years
[ ] Joint and full survivor annuity
      Joint annuitant ____________________________________
      Birth date __________  Relationship ___________________

If annuity form has not been selected by the annuity commencement date, the life annuity with payments guaranteed for 10 years will be automatically effective.

NY43843-1

11. PROSPECTUS

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Did the Owner receive the variable annuity prospectus describing the contract?
[ ] Yes    [ ] No
If yes, which prospectus was delivered?
[ ] 47246 & NY45523                Date of prospectus ________(mo.) ______(yr.).
[ ] Other - Form number __________ Date of prospectus ________(mo.) ______(yr.).

12. Does the Owner consent to delivery of prospectuses, prospectus supplements, statements of additional information, transactional confirmation and periodic statements in one or more of the following forms? (Check all that apply.)
[ ] 3.5" Floppy Disk
[ ] CD-ROM
[ ] Internet Website
[ ] E-Mail, and my e-mail address is ________________________________________.

This consent is valid until revoked by the Owner in writing. The Owner understands that ReliaStar Life Insurance Company of New York may choose to discontinue delivery of the above types at any time and may choose to deliver a paper version.

13. Does the Owner consent to eliminate duplicate mailings of identical documents to the same household if they have more than one ReliaStar Life Insurance Company of New York contract? [ ] Yes [ ] No

Under penalties of perjury, I certify that the taxpayer identification number above is correct. I also certify that (check one):
[ ] The IRS has not notified me that I am currently subject to backup withholding; or
[ ] I am exempt from backup withholding; or
[ ] I am currently subject to backup withholding.

I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application will be a part of the annuity contract issued by ReliaStar Life insurance Company of New York. I UNDERSTAND THAT ANNUITY PAYMENTS AND ACCUMULATION VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. RECEIPT OF THE VARIABLE ANNUITY PROSPECTUS IS HEREBY ACKNOWLEDGED.

Signature of applicant           Date                                 Location

Signature of owner if other than applicant

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FOR AGENT ONLY

AGENT'S REPLACEMENT QUESTION
To the best of your knowledge and belief, will the proposed insurance or annuity replace or change any existing annuity or life insurance?
[ ] Yes    [ ] No  If "yes," explain.

CONTRACT TYPE [ ] A [ ] B [ ] C If no box is checked, A will be in effect.

Witnessed by (signature of selling agent) Selling agent name and number (Please print.)

PREMIUM BILLING INFORMATION
Mode of Payments (Check one box)
[ ] Single Premium [ ] Semi-Annual [ ] Monthly (List bill contracts only)\ [ ] Annual [ ] Quarterly [ ] Monthly -- Pre-Authorized Check
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Payment Amount Attached         Modal Payment Amount       Annual Payment Amount
$                               $                          $

[ ] Add to Existing List Bill Number _____________________
[ ] Begin New List Bill for the Plan
    Send bill to:
       Plan Name
       Plan Address
City                                                       State             Zip

Agent: Please make check payable to ReliaStar Life Insurance Company of New York and forward application to your broker/dealer.

FOR BROKER/DEALER ONLY

Dealer's name                          Authorized signature (if applicable)

BROKER/DEALER ONLY:  MAIL VARIABLE ANNUITY APPLICATION AND CHECK TO:

RELIASTAR LIFE INSURANCE
COMPANY OF NEW YORK
1000 WOODBURY ROAD, SUITE 102
P.O. BOX 9004
WOODBURY, NEW YORK 11797

NY43843-2